UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2023

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2023 Ducommun Incorporated (“Ducommun” or the “Company”) reported that Christopher D. Wampler, Vice President, Chief Financial Officer, Controller and Treasurer, ceased to serve in that role. Mr. Wampler will continue his employment with the Company in a non-executive capacity, and such re-assignment is not related to any issues involving the Company’s financial reporting.

In connection with Mr. Wampler’s re-assignment, Mr. Suman Mookerji, who previously served as the Company’s Vice President, Corporate Development and Investor Relations, was appointed as Senior Vice President, Chief Financial Officer, Controller and Treasurer. The appointment is effective May 3, 2023.

Mr. Mookerji, 44, previously served as the Company’s Vice President, Corporate Development and Investor Relations since November 2021 and as its Vice President, Strategy, Acquisitions and Integration between 2017 and 2021. Prior to joining the Company, Mr. Mookerji’s professional background included responsibilities for corporate strategy, M&A and post-acquisition integration leadership experience at United Technologies Corporation (now Raytheon Technologies Corporation – RTX, an aerospace and defense company), both at the corporate and business unit levels as Senior Director, Strategy & Development, and as Vice President, Corporate Development at Capital Safety, a former Kohlberg, Kravis and Roberts (“KKR”) portfolio company that manufactures fall protection, confined space and rescue equipment. Mr. Mookerji holds a Master’s in Business Administration degree from Babson College and a Bachelor of Arts degree from University of Mumbai. There is no information that is required to be disclosed with respect to Mr. Mookerji pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Mookerji’s promotion, Mr. Mookerji’s annual base salary has been increased to $506,953, and he will be eligible for participation in the Company’s Officer Annual Incentive Plan at a target of 65% of his base salary. Mr. Mookerji will also continue to be entitled to participate in the Company’s long-term incentive plan, which provides annual grants of equity awards, and in connection with his promotion, he will receive an award with a value equal to approximately $971,914. He will also receive other employee benefits and perquisites provided to similarly situated employees of the Company. Additionally, in connection with his promotion, Mr. Mookerji entered into the Company’s standard indemnity agreement.

A copy of the press release regarding Mr. Mookerji’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Title and Description

10.1	Form of Indemnity Agreement dated, April 27, 2023 entered with all directors and officers of Ducommun. Incorporated by reference to Exhibit 10.8 to Form 10-K for the year ended December 31, 1990

99.1	Ducommun Incorporated press release issued on May 3, 2023.

104	Coverpage Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: May 3, 2023	By:	/s/ Rajiv A. Tata
Rajiv A. Tata
V.P. General Counsel and Corporate Secretary
Ducommun Incorporated